                                                                       EXHIBIT 1

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of September 24, 1996, by and among Oracle Corporation, a Delaware corporation ("PARENT"), Delphi Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("PURCHASER"), and Datalogix International Inc., a New York corporation (the "COMPANY").

                                   RECITALS:

     WHEREAS, the Boards of Directors of the Company and Parent have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein; and

     WHEREAS, also in furtherance of such acquisition, the Boards of Directors of the Company and Parent have each approved and adopted this Agreement and the Merger (as hereinafter defined) of Purchaser with the Company in accordance with the New York Business Corporation Law and the Delaware General Corporation Law, as appropriate, and upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Board of Directors of the Company has resolved to recommend approval, authorization and adoption of this Agreement and the Merger to the holders of shares of the Company's Common Stock, $0.01 par value per share (the "SHARES"), and has determined that the consideration to be paid for each Share in the Merger is fair to the holders of such Shares;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Purchaser hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1  The Merger.
                  ----------

     (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), the Company and Purchaser shall consummate a merger (the "MERGER") pursuant to which Purchaser shall be merged with and into the Company in accordance with the relevant provisions of the New York Business Corporation Law ("NYBCL") and the Delaware General Corporation Law ("DGCL"), the separate corporate existence of Purchaser (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation in the Merger (the Company, or if Parent makes the election in Section 1.1(b), Purchaser, is sometimes referred to as the "SURVIVING CORPORATION"; Parent, Purchaser and the
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Company are referred to as the "CONSTITUENT CORPORATIONS"). Notwithstanding the
foregoing, at the election of Parent, Parent may substitute any direct or indirect wholly owned subsidiary of Parent or Purchaser as a Constituent Corporation. To the extent that Parent exercises its election to substitute a direct or indirect wholly owned subsidiary of Parent or Purchaser as a Constituent Corporation, or elects to have the Company merged with and into Purchaser as provided in Section 1.1(b) below, then the parties hereto shall promptly enter into an amendment to this Agreement necessary or desirable to provide for such elections, without any need for approval, authorization or adoption by the Board of Directors or shareholders of the Company.

     (b) Notwithstanding any other provision of this Agreement, Parent may elect, at any time prior to the Effective Time, that the Company shall be merged with and into Purchaser.

     Section 1.2  Effective Time.  As soon as practicable after satisfaction or
                  --------------
waiver of the conditions set forth in Article VI, or at such other time as the parties shall agree, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the NYBCL and the DGCL and shall make all other filings or recordings required under the NYBCL and the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Delaware Secretary of State and by the Department of State of the State of New York, or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "EFFECTIVE TIME."

     Section 1.3  Closing.  The closing of the Merger (the "CLOSING") shall take
                  -------
place (i) at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof, at the offices of Venture Law Group, A Professional Corporation, 2800 Sand Hill Road, Menlo Park, California 94025, or (ii) at such other time and place as Purchaser and the Company shall agree (the "CLOSING DATE").

     Section 1.4  Directors and Officers of the Surviving Corporation.  The
                  ---------------------------------------------------
directors and officers of Purchaser at the Effective Time shall be the initial directors and officers, respectively, of the Surviving Corporation.

     Section 1.5  Certificate of Incorporation.  The certificate of
                  ----------------------------
incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

     Section 1.6  Bylaws.  The bylaws of the Company in effect at the Effective
                  ------
Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     Section 1.7  Effect of the Merger. At the Effective Time, the effect of the
                  --------------------
Merger shall be as provided in the applicable provisions of the NYBCL and DGCL,

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including, without limitation, Section 906 of the NYBCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.8  Shareholders' Meeting; Other Company Matters.
                  --------------------------------------------

     (a) The Company, acting through its Board of Directors, shall, in accordance with applicable law:

          (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "SPECIAL MEETING") as promptly as practicable following the date hereof for the purpose of considering and taking action upon the approval of the Merger and the authorization and adoption of this Agreement;

          (ii) after consultation with Parent and its legal counsel, exercise its best efforts to prepare and file with the Securities and Exchange Commission (the "SEC") within 10 days after the date hereof (but in no event later than 14 days after the date hereof), a preliminary proxy or information statement relating to the Merger and this Agreement and use commercially reasonable efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent and its counsel, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "PROXY STATEMENT") to be mailed to its shareholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) to obtain the necessary approvals of the Merger and authorization and adoption of this Agreement by its shareholders;

          (iii) prepare and revise the Proxy Statement so that, at the date mailed to Company shareholders and at the time of the meeting of Company shareholders to be held in connection with the Merger, the Proxy Statement will
(x) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they are made, not misleading (except that the Company shall not be responsible under this clause (iii) with respect to statements made therein based on information supplied by Parent or Purchaser expressly for inclusion in the Proxy Statement), and (y) comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; and

          (iv) subject to the provisions of Section 5.5, make at the Special Meeting, and include in the Proxy Statement, the recommendation of the Board that shareholders of the Company vote in favor of the approval of the Merger and the authorization and adoption of this Agreement.

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     (b) Parent shall furnish to the Company, and revise, written information concerning itself and Purchaser expressly for inclusion in the Proxy Statement, including without limitation information required pursuant to Rule 13e-3 under the Securities Exchange Act of 1934, as amended ( the "EXCHANGE ACT"). Such Parent-furnished information will not, at both the date mailed to Company shareholders and at the time of the meeting of Company shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated in Parent-furnished information or necessary in order to make the statements made in Parent-furnished information, in light of the circumstances under which they are made, not misleading.

     (c) Parent shall vote, or cause to be voted, all of the Shares then owned by it, Purchaser, and any of its other subsidiaries in favor of the approval of the Merger and the authorization and adoption of this Agreement.

     (d) The Company has been advised by each of its executive officers and each of its Directors that each such person (to the extent such persons own Shares and will be entitled to vote thereon) intends to vote in favor of the Merger.

     (e) The Company hereby waives the provisions of Sections 3 and 5 of the Purchase Agreement dated September 6, 1994 between the Company and Parent.

     (f) Within five days following the date hereof Parent shall provide to the Company a draft of the information relating to Parent and Purchaser required to be included in the Proxy Statement and shall update and modify such information prior to the tenth day after the date hereof to be complete and accurate in all material respects.

                                  ARTICLE II

                           CONVERSION OF SECURITIES

     Section 2.1  Conversion of Capital Stock.  As of the Effective Time, by
                  ---------------------------
virtue of the Merger and without any action on the part of the holders of any Shares or any shares of capital stock of Purchaser:

     (a) Purchaser Capital Stock.  Each issued and outstanding share of capital
         -----------------------
stock of Purchaser shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Purchaser Owned Stock.  All Shares
         --------------------------------------------------------
(and the associated Preferred Share Purchase Rights (collectively, the "RIGHTS") issued pursuant to a Rights Agreement dated as of August 27, 1996 between the Company and The First National Bank of Boston, as Rights Agent (the "RIGHTS AGREEMENT")) that are owned by the Company or any subsidiary of the Company and any Shares (and associated Rights) owned by Purchaser or any subsidiary of Purchaser shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

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     (c) Exchange of Shares.  Each issued and outstanding Share (and associated
         ------------------
Right)(other than Shares (and associated Rights) to be canceled in accordance with Section 2.1(b) and any dissenting Shares (and associated Rights) which are held by shareholders exercising appraisal rights pursuant to the NYBCL ("DISSENTING SHAREHOLDERS")) shall be converted into the right to receive $8.00 per Share (and associated Right), payable to the holder thereof, without interest (the "MERGER CONSIDERATION"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.2. All such Shares (and associated Rights), when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares (and associated Rights) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest, or, in the case of Dissenting Shareholders, the right, if any, to receive payment from the Surviving Corporation of the fair value of such Shares as determined in accordance with the NYBCL.

     Section 2.2  Exchange of Certificates.
                  ------------------------

     (a) Paying Agent.  Prior to the Effective Time, Parent shall designate a
         ------------
bank or trust company to act as agent for the holders of the Shares in connection with the Merger (the "PAYING AGENT") to receive the funds to which holders of the Shares shall become entitled pursuant to Section 2.1(c). Parent shall, from time to time, make available to the Paying Agent funds in amounts and at times necessary for the payment of the Merger Consideration in the amounts and at the times provided herein. All interest earned on such funds shall be paid to Parent.

     (b) Exchange Procedures.  As soon as reasonably practicable after the
         -------------------
Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES"), whose Shares were converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered

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or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2. The right of any shareholder to receive the Merger Consideration shall be subject to and reduced by any applicable withholding obligation.

     (c) Transfer Books; No Further Ownership Rights in the Shares.  At the
         ---------------------------------------------------------
Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     (d) Termination of Fund; No Liability.  At any time following twelve months
         ---------------------------------
after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 2.3  Dissenting Shares.  Notwithstanding any other provision of
                  -----------------
this Agreement to the contrary, Shares held by a holder who has not voted such Shares in favor of the authorization, approval and adoption of this Agreement and the Merger or consented thereto in writing and with respect to which dissenters' rights shall have been demanded and perfected in accordance with Sections 623 and 910 of the NYBCL (the "DISSENTING SHARES") and as of the Effective Time not withdrawn shall not be converted into the right to receive cash at or after the Effective Time, but such Shares shall become the right to receive such consideration as may be determined to be due to holders of Dissenting Shares pursuant to the laws of the State of New York unless and until the holder of such Dissenting Shares withdraws his or her demand for such appraisal or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw his or her demand for such appraisal or shall become ineligible for such appraisal (through failure to perfect or otherwise), then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall automatically be converted into and represent the right to receive the Merger Consideration, without interest, as provided in Section 2.1(c). The Company shall give Parent (i) prompt notice of any demands for appraisal of Shares received by the Company and (ii) the opportunity

                                      -6-
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to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     Section 2.4  Company Stock Plans.
                  -------------------

     (a) Each outstanding option to purchase Shares issued to employees, non-employee directors and consultants of the Company pursuant to the Company's Amended and Restated 1992 Incentive Stock Plan and the 1986 Key Employees Stock Option Plan of Datalogix Formula Systems, Inc. (collectively, the "OPTION PLANS") whether vested or unvested (each an "EMPLOYEE STOCK OPTION"), shall remain outstanding after the Effective Time and shall be assumed by Parent. The parties intend that Parent's assumption of the Employee Stock Options shall be treated as "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code (as defined in Section
3.11 below) and this subsection (a) shall be interpreted and applied consistent with such intent. Each Employee Stock Option assumed by Parent shall be exercisable upon the same terms and conditions as under the applicable Option Plan and option agreement issued thereunder, except that (i) such option shall be exercisable for that number of shares of common stock of Parent equal to the product of (x) the number of Shares for which such option was exercisable and
(y) the Merger Consideration divided by the average closing price of Parent's Common Stock on the NASDAQ National Market for the five consecutive trading days prior to the Effective Time (the "CONVERSION NUMBER"), and (ii) the exercise price of such option shall be equal to the exercise price of such option as of the date hereof divided by the Conversion Number.

     (b) Each outstanding option to purchase Shares issued to a non-employee director pursuant to the Company's 1995 Director Option Plan (a "DIRECTOR STOCK OPTION"), whether vested or unvested, shall remain outstanding after the Effective Time and shall be assumed by Parent. Each Director Stock Option assumed by Parent shall be exercisable upon the same terms and conditions as under the Company's 1995 Director Option Plan and the applicable option agreement issued thereunder, except that the consideration payable upon exercise in respect of each Share covered by such option shall be the Merger Consideration.

     (c) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Employee Stock Options and Director Stock Options appropriate notices setting forth such holders' rights pursuant to the Option Plans and the 1995 Director Option Plan and the agreements evidencing the grants of such Employee Stock Options and Director Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.4 after giving effect to the Merger).

     (d) Parent shall register under the Securities Act of 1933, as amended (the "SECURITIES ACT"), all shares of Parent Common Stock subject to options that were formerly Employee Stock Options as of the Effective Time.

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     (e) The Company shall take all actions reasonably necessary to cause the last day of the "OFFERING PERIOD" (as such term is used in the Company's 1995 Employee Stock Purchase Plan (the "1995 ESPP") to be the date immediately prior to the Closing Date (the "FINAL PURCHASE DATE"), and apply on the Final Purchase Date the funds within each participant's withholdings account on the Final Purchase Date to the purchase on the Final Purchase Date of whole Shares in accordance with the terms of the 1995 ESPP.

     (f) Prior to the Effective Time, the Company shall take all actions required to cause the exercise price on all options to purchase Shares that are then outstanding and that have an exercise price in excess of $8.00 per Share to be changed to become $8.00 per Share.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Purchaser as follows:

     Section 3.1  Organization.
                  ------------

     (a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and, except as set forth in Section 3.1 of the Company Disclosure Schedule (as defined below), is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not have a Material Adverse Effect (as defined below in this Section 3.1) on the Company and its subsidiaries, taken as a whole. A true and complete list of all the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 3.1 of the Company Disclosure Schedule delivered to Parent and Purchaser on or before the date hereof (the "COMPANY DISCLOSURE SCHEDULE"). The Company is not subject to
Section 2115 of the California General Corporation Law.

     (b) When used in connection with the Company and its subsidiaries, the term "MATERIAL ADVERSE EFFECT" means any individual material adverse effect, or adverse effects in the aggregate (whether or not related and whether or not any individual effect is material) which are material, on the business, operations, properties (including intangible properties), condition (financial or otherwise), prospects, assets or liabilities of the Company and its subsidiaries taken as a whole. The term Material Adverse Effect shall include without limitation: (i) any individual adverse effect, or adverse effects in the aggregate (whether or not related and whether or not any individual effect is material),

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which result in liability to the Company or its subsidiaries, or could reasonably be expected to result in liability to the Company or its subsidiaries, of in excess of $1,500,000, in the case of any individual effect, or $2,500,000, in the case of all such adverse effects in the aggregate, except that with respect to Section 6.3 (a) (for purposes of determining whether any representations and warranties are true and correct as if made on and as of the Effective Time) and Sections 6.3 (d), 6.3 (e) and 7.1 (d), such amounts will be $3,000,000, in the case of any individual effect, or $5,000,000, in the case of all adverse effects in the aggregate; and (ii) any judgment, injunction, order or decree binding upon the Company or any of its subsidiaries obligating the Company or any such subsidiary to take or refrain from taking any action, omit or refrain from omitting to take any action required to be taken, perform or refrain from performing any activity or conduct or refrain from conducting any business, in each case which results from actions, suits or proceedings of the types described in Section 6.3 (d) (i) or (ii). For the purposes of determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur there shall be included as adverse effects, without limitation, any payments made, and the value of any other consideration provided, or which could reasonably be expected to be made or provided (i) to pay, discharge or satisfy any actions, suits, proceedings or claims; (ii) to obtain consents from any third party to the transactions contemplated hereby; and (iii) to pay, discharge or satisfy any obligation to indemnify or hold harmless any Indemnified Person (as defined in Section 6.3 (d) below). Notwithstanding the foregoing, (a) all dollar amounts set forth in this Section 3.1 (b) are net of (i) amounts of insurance proceeds received by the Company or its subsidiaries or specifically acknowledged by the insurer in writing as being payable by the insurer, and (ii) specifically applicable reserves set forth and provided for in the draft consolidated financial statements set forth in Section 5.3 of the Company Disclosure Schedule, and (b) no individual adverse effect shall be included in the calculation of Material Adverse Effect if the sole impact of such individual adverse effect is a payment obligation which could not reasonably be expected to result in a liability to the Company or its subsidiaries of more than $50,000.

     Section 3.2  Capitalization.
                  --------------

     (a) Capitalization.  The authorized capital stock of the Company consists
         --------------
of 40,000,000 Shares, par value $.01 per Share and 5,000,000 shares of Preferred Stock, par value $0.01 per share. As of September 19, 1996, (i) 11,711,776 Shares were issued and outstanding, all of which were validly issued and are fully paid and nonassessable, (ii) 96,116 Shares were held in the treasury of the Company or by subsidiaries of the Company, (iii) 1,015,038 Shares were reserved for issuance upon exercise of outstanding options under the Option Plans and the Company's Director Option Plan, and (iv) 250,000 Shares were reserved for issuance under the 1995 ESPP, up to 23,000 of which may be issued in the Offering Period that ends on the day prior to the Closing Date. Section
3.2 of the Company Disclosure Schedule sets forth a true and correct list as of September 20, 1996 of all holders of options to purchase Shares, the number of such options outstanding as of such date and the exercise price per option. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Subsequent to September 19, 1996, no Shares have been issued by the

Company except upon the exercise of outstanding options described in this
Section 3.2 (a). Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, each of the outstanding options described in this Section 3.2 allows the optionee to purchase Shares which have been authorized to be issued by the Company's Board of Directors and shareholders under the Option Plans or the 1995 Director Stock Option Plan. Except as set forth in Section 3.2 of the Company Disclosure Schedule, there are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of or other equity interests in the Company or any of its subsidiaries. The Company is not obligated to redeem, repurchase or otherwise reacquire any of its capital stock or other securities. For purposes of this Agreement, "FULLY DILUTED BASIS" shall mean the sum of (x) all Shares issued and outstanding at any one time plus (y) all Shares issuable upon the exercise of any outstanding options, warrants or convertible or exchangeable securities.

     (b) Except as set forth in Section 3.2 of the Company Disclosure Schedule, all of the outstanding shares of the capital stock of each subsidiary of the Company are beneficially owned by the Company, directly or indirectly, and all such shares have been duly authorized, validly issued and are fully paid and nonassessable and are owned by either the Company or one of its subsidiaries free and clear of all liens, security interests, charges, claims or encumbrances of any nature whatsoever. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any subsidiary. Except as set forth in Section 3.2 of the Company Disclosure Schedule, the Company does not directly or indirectly own or have a right to acquire an equity interest in any other corporation, partnership, joint venture or other business association or entity.

     Section 3.3  Authorization; Validity of Agreement; Company Action.  The
                  ----------------------------------------------------
Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to obtaining shareholder approval as described in the last sentence of this Section
3.3. The Board of Directors of the Company, at a meeting duly called and held on September 22, 1996 at which all of the Directors were present, duly and unanimously approved, authorized and adopted this Agreement and its execution, delivery and performance and the transactions contemplated hereby, recommended that the shareholders of the Company authorize and adopt this Agreement and the transactions contemplated hereby, including the Merger, and determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the shareholders of the Company; provided, however, such recommendation may be withdrawn, modified or amended to the extent permitted by Section 5.5 of this Agreement. No other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby (except as described in the last sentence of this Section 3.3). This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The affirmative vote of the

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holders of not less than two-thirds (2/3) of the outstanding Shares are the only votes of the holders of any class or series of the Company's capital stock necessary to approve, adopt and authorize this Agreement and the transactions contemplated hereby.

     Section 3.4  Consents and Approvals; No Violations.  Except for the filings
                  -------------------------------------
or the consents, authorizations or approvals under the agreements set forth on
Section 3.4 of the Company Disclosure Schedule and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), state securities or blue sky laws, and the filing and recordation of a certificate of merger under the NYBCL or the DGCL, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or the bylaws of the Company or of any of its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitration tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), on the part of the Company or any subsidiary, (iii) require the consent of any person under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, the lack of which consent, or which violation, breach or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole (the "SPECIFIED AGREEMENTS"), or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their properties or assets.

     Section 3.5  SEC Reports and Financial Statements.
                  ------------------------------------

     (a) The Company has timely filed with the SEC, and has delivered to Purchaser, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since June 1, 1995 under the Securities Act or the Exchange Act (collectively, the "SEC DOCUMENTS"). Except as set forth in Section 3.5 of the Company Disclosure Schedule, the SEC Documents (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, including without limitation the applicable accounting requirements thereunder and the published rules and regulations of the SEC with respect thereto, (ii) when filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any statements or reports with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

     (b) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the consolidated financial statements of the Company included in the SEC Documents have been prepared from, and accord with, the books and records of the Company and its subsidiaries, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated subsidiaries as of the respective dates and for the respective periods thereof, except that the unaudited interim quarterly financial statements were or are subject to normal and recurring year-end adjustments which were or are not expected to be material in amount. Except as set forth in Section 3.5 of the Company Disclosure Schedule, the Company is not aware of any facts or circumstances which would require the Company to amend or restate any of the SEC Documents, including without limitation the financial information included therein.

     (c) The Company's reserves for product claims and warranty costs used in preparing the draft consolidated financial statements set forth in Section 5.3 of the Company Disclosure Schedule are adequate to cover the Company's and its subsidiaries' existing product claims and warranty costs, including without limitation the product claims and warranty costs arising out of the matters described in Section 3.7 of the Company Disclosure Schedule and the warranties provided by the Comapany and its subsidiaries described in Section 3.24 (d) of the Company Disclosure Schedule.

     Section 3.6  Absence of Certain Changes.  Since June 30, 1995, except as
                  --------------------------
contemplated in this Agreement and set forth on Section 3.6 of the Company Disclosure Schedule, there has not been:

     (a) any Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

     (b) any strike, picketing, work slowdown or other labor disturbance;

     (c) any material damage, destruction or loss (whether or not covered by insurance) with respect to any of the material assets of the Company or any of its subsidiaries;

     (d) any redemption or other acquisition of capital stock by the Company or any of its subsidiaries or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to capital stock;

     (e) any stock split, reverse stock, combination, reclassification or other similar action with respect to capital stock;

     (f) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business as contemplated by this Agreement;

     (g) any transfer of, or rights granted under, any licenses, agreements, patents, trademarks, trade names or copyrights other than nonexclusive end user licenses granted in the ordinary course of business and consistent with past practice;

     (h) any mortgage, pledge, security interest or imposition of lien or other encumbrance on any material asset of the Company or any of its subsidiaries; or

     (i) any change by the Company in accounting principles or methods except insofar as may have been required by a change in generally accepted accounting principles and disclosed in the SEC Documents and except as set forth in Section
3.5 of the Company Disclosure Schedule.

     Except as set forth in Section 3.6 of the Company Disclosure Schedule, since June 30, 1995 the Company and its subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and have not made any material change in the conduct of the business or operations of the Company and its subsidiaries taken as a whole. Except as set forth in Section 3.6 of the Company Disclosure Schedule, no person has or will have the right to receive any severance, bonus, other payment, increase or change in benefits or vesting of stock options, shares or other benefits as a result of any of the transactions contemplated by this Agreement.

     Section 3.7  No Undisclosed Liabilities.  Except as set forth in Section
                  --------------------------
3.7 of the Company Disclosure Schedule, and except as reflected or reserved against in the consolidated financial statements contained in the SEC Documents, the Company and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except those liabilities incurred in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

     Section 3.8  Litigation.  Except as disclosed in the SEC Documents or in
                  ----------
Section 3.8 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending before any Governmental Entity or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries. Except as disclosed in the SEC Documents or in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree.

     Section 3.9  No Default; Compliance with Applicable Laws.  Except as
                  -------------------------------------------
disclosed in Section 3.9 of the Company Disclosure Schedule, the business of the Company and each of its subsidiaries is not being conducted in default or violation of any term, condition or provision of (i) its respective certificate of incorporation or bylaws, (ii) any Specified Agreement or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. Except as disclosed in Section
3.9 of the Company Disclosure Schedule, as of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to the Company or any of its subsidiaries is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same. Each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("PERMITS") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the absence of Permits and for defaults under Permits which absence or defaults, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

     Section 3.10  Intellectual Property.
                   ---------------------

     (a) Except as set forth in Section 3.10 (a) of the Company's Disclosure Schedule, each of the Company and its subsidiaries owns or has the exclusive right to use, make, sell, license, or sublicense and bring actions for infringement of all Company Products (as defined below) and Intellectual Property Rights (as defined below) developed by or for the Company or any of the Company's subsidiaries or that are used or currently proposed to be used in the business of the Company or any of the Company's subsidiaries as currently conducted or proposed to be conducted. All Company Products and Company Intellectual Property Rights are owned by the Company and its subsidiaries free and clear of any rights or claims of any former employees, consultants, officers and directors of the Company or any subsidiary and former employers of all current and former employees, consultants, officers and directors of the Company or any subsidiary. The source codes for the Company Products constitute trade secrets of the Company that are presently valid and protectable. Except as set forth in Section 3.10 (a) of the Company's Disclosure Schedule, all taxes and fees, including, without limitation, patent and trademark registration and prosecution fees and all professional fees in connection therewith pertaining to the Company Intellectual Property Rights, due and payable on or before the date hereof, have been paid by the Company.

     (b) Each of the Company's and its subsidiaries' current products and products under development are listed on the Company Disclosure Schedule (collectively, "COMPANY PRODUCTS"). Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, no person has a license to use or the right to acquire a license to use any future version of any Company Product or any Company Product that is under development, and no agreement to which the Company or any subsidiary is a party will restrict the Surviving Corporation or Parent from charging customers for any such new version. No person has any rights under any source code escrow agreement relating to the

Company Products or Company Intellectual Property Rights. Except as set forth in
Section 3.10(b) of the Company Disclosure Schedule, no person other than the Company and its subsidiaries has had access to or the right of access to source code for the Company's Products or will have the right to such access as a result of any of the transactions contemplated by this Agreement.

     (c) No person has a right to receive a royalty or similar payment in respect of any Company Product or any Company Intellectual Property Rights whether or not pursuant to any contractual arrangements entered into by the Company or any subsidiary. Except for End-User Licenses and except as set forth in Section 3.10(c) of the Company Disclosure Schedule, each of the Company and its subsidiaries has no licenses granted, sold or otherwise transferred by or to it nor other agreements to which it is a party, relating in whole or in part to any Company Product or Company Intellectual Property Rights.

     (d) The execution, delivery and performance of this Agreement and the consummation of the other transactions contemplated hereby (including without limitation the continued conduct by Parent or Surviving Corporation after the Effective Time of the Company's and its subsidiaries' businesses as presently conducted and the incorporation of any Company Product or Company Intellectual Property Right in any product of Parent or the Surviving Corporation) will not breach, violate or conflict with any instrument or agreement and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such Company Product or Company Intellectual Property Right or in any way impair the right of Parent or the Surviving Corporation to use, sell, license or dispose of, either as part or all of a Company Product or as part or all of a product of Parent or the Surviving Corporation, or to bring any action for the infringement of, any such Company Product or Company Intellectual Property Right or portion thereof.

     (e) Neither the development, manufacture, marketing, license, sale or use of any Company Product violates or will violate any license or agreement to which the Company or any of its subsidiaries is a party or infringes any Intellectual Property Right of any other party; there is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property Right necessary or required for, or used in, the conduct of the business of the Company or any subsidiary as presently conducted nor, to the knowledge of the Company, is there any basis for any such claim, nor has the Company or any subsidiary received any notice asserting that any such Intellectual Property Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of the Company, is there any basis for any such assertion. To the Company's knowledge, there is no infringement on the part of any third party of the Company's Intellectual Property Rights.

     (f) Each of the Company and its subsidiaries has taken reasonable and practicable steps (including, without limitation, entering into confidentiality and non-disclosure agreements with all officers and employees of and consultants to the Company and its subsidiaries with access to or knowledge of the Company's Intellectual Property Rights, except as set forth in Section 3.10 (f) of the Company Disclosure Schedule) to maintain the secrecy and confidentiality of, and its proprietary rights in, all Intellectual Property Rights necessary or required for, or used in, the conduct of the Company's and its subsidiaries businesses. All employees, consultants, officers, directors and shareholders of the Company or any subsidiary that have participated in the development of or have had access to any material portion of the Company Intellectual Property Rights are parties to a written agreement ("PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT"), under which each such person or entity (i) is obligated to disclose and transfer to the Company or any subsidiary, without the receipt by such person of any additional value therefor (other than normal salary or fees for consulting services), all inventions, developments and discoveries which, during the period of employment with or performance of services for the Company or any subsidiary, he makes or conceives of either solely or jointly with others, and
(ii) is obligated to maintain the confidentiality of proprietary information of the Company and its subsidiaries. To the Company's knowledge, none of the Company's or any subsidiary's employees, consultants, officers or directors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any Governmental Entity, that would conflict with their obligation to use their best efforts to promote the interests of the Company and its subsidiaries in the Company's and its subsidiaries' businesses or that would conflict with the Company's and its subsidiaries' businesses. It is currently not necessary nor will it be necessary for the Company or any subsidiary to utilize in the Company's or any of its subsidiaries' businesses nor will the Company or any subsidiary utilize in the Company's or any of its subsidiaries' businesses any inventions of any of such persons or entities (or people it currently intends to hire) made or owned prior to their employment by or affiliation with the Company or any subsidiary, nor is it or will it be necessary to utilize any other assets or rights of any such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by the Company or any subsidiary, in violation of any Intellectual Property Rights of any such person or entity or any other limitations or restrictions to which any such person or entity is a party or to which any of such assets or rights may be subject. To the best of the Company's knowledge, none of the Company's or any subsidiary's employees, consultants, officers, directors or shareholders that has had knowledge of or access to information relating to the Company's or any of its subsidiaries' businesses has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his previous employer relating to the business as conducted of such previous employer which has resulted in the Company's or any subsidiary's access to or use of such proprietary items in the Company's or any of its subsidiaries' businesses, and the Company and its subsidiaries will not gain access to or make use of any such proprietary items in the Company's or any of its subsidiaries' businesses.

     (g) Section 3.10 of the Company Disclosure Schedule also sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company or any subsidiary is a party and pursuant to which the Company or any subsidiary or any other person is authorized to use, license, sublicense, sell or distribute any Intellectual

Property Right (excluding End-User Licenses). Neither the Company nor any subsidiary is in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair the Company's or any subsidiary's rights under such license, sublicense or agreement. Section
3.10 of the Company Disclosure Schedule separately identifies each exclusive arrangement between the Company or any subsidiary and any third party to use, license, sublicense, sell or distribute any Company Intellectual Property Right or any Company Product.

     (h) Section 3.10 of the Company Disclosure Schedule contains a complete and accurate list of all applications, filings and other formal actions made or taken pursuant to federal, state, local and foreign laws by the Company or any subsidiary to perfect or protect its interest in the Company Intellectual Property Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations and copyright applications and registrations. As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" means all intellectual property rights, including, without limitation, domestic and foreign patents, patent applications, patent rights, trademarks, trademark registrations, trademark applications, trade names, service marks, service mark applications and registrations, copyrights, copyright applications and registrations, licenses, know-how, trade secrets, trade rights, proprietary processes and formulae, inventions, development tools, designs, plans, specifications, technical information and other proprietary rights, whether or not registered, and all documentation and media relating to the above, and the term "COMPANY INTELLECTUAL PROPERTY RIGHTS" shall mean Intellectual Property Rights owned by or granted exclusively or nonexclusively to the Company or any subsidiary.

     Section 3.11  Taxes.
                   -----

     (a) For purposes of this Section 3.11 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

          (i) The term "TAXES" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

          (ii) The term "RETURNS" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (iii) The term "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (b) Except as set forth in Section 3.11 of the Company Disclosure Schedule, and except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, (i) all Returns required to be filed by or on behalf of the Company and each of its subsidiaries have been duly filed on a timely basis and such Returns are true, complete and correct, (ii) all Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of the Company and each of its subsidiaries under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Financial Statements, and no other Taxes are payable by the Company or any of its subsidiaries with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement,
(iii) the Company and each of its subsidiaries has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party,
(iv) there are no liens on any of the assets of the Company or any of its subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company or such subsidiary is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, (v) the amount of the Company's and its subsidiaries' liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with GAAP all liabilities for Taxes payable after the date of the Financial Statements attributable to transactions and events occurring prior to such date, and (vi) no liability for Taxes of the Company or any of its subsidiaries has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

     (c) Except as set forth in Section 3.11(c) of the the Company Disclosure Schedule, the Company has made available to Purchaser true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Company or any of its subsidiaries relating to Taxes, and (ii) all federal and state income or franchise tax returns and state sales and use tax Returns for or including the Company or any of its subsidiaries for the periods ending on and after June 30, 1993, June 30, 1994 and June 30, 1995, excluding from the foregoing such returns with respect to Taxes the nonpayment of which, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Effect. Neither the Company nor any of its subsidiaries does business in or derives income from any state other than states for which Returns have been duly filed and made available to Purchaser.

     (d) Except as disclosed in Section 3.11 of the Company Disclosure Schedule,
(i) the Returns of or including the Company and its subsidiaries have never been audited by a government or taxing authority, nor is any such audit in process, threatened or, to the Company's knowledge, pending (either in writing or verbally, formally or informally), (ii) no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of the Company or any of its subsidiaries, and neither the Company nor any such subsidiary has received notice (either in writing or verbally, formally or informally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid, (iii) neither the Company nor any of its subsidiaries is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against the Company, any of its subsidiaries, or any of their assets, and (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Company of its subsidiaries, excluding from the foregoing any such audit, threat of audit, deficiency, proposed deficiency, action, proceeding for assessment or collection, waiver or extension with respect to which the amount in controversy is less than $50,000.

     (e) Neither the Company nor any subsidiary has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Company or such subsidiary pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

     Section 3.12  Certificate of Incorporation and Bylaws.  The Company has
                   ---------------------------------------
heretofore furnished to Purchaser a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended to the date hereof, of the Company and made available to Purchaser such documents with respect to all subsidiaries. Such certificate of incorporation, bylaws and equivalent organizational documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents.

     Section 3.13  Title to Property.
                   -----------------

     (a) Except as disclosed in Section 3.13 to the Company Disclosure Schedule, the Company and its subsidiaries have good and marketable title, or valid leasehold rights in the case of leased property, to all real property and all personal property purported to be owned or leased by them, free and clear of all material liens, security interests, claims, encumbrances and charges, excluding
(i) immaterial liens for fees, taxes, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, (ii) immaterial liens for mechanics, materialmen, laborers, employees, suppliers or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings,
(iii) purchase money liens on office, computer and related equipment and supplies incurred in the ordinary course of business, and (iv) liens or defects in title or leasehold rights that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole

     (b) Except as set forth in Section 3.13 (b) of the Company Disclosure Schedule, consummation of the Merger will not result in any breach of or constitute a default (or an event with which notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or require the consent of others under, any lease in which the Company or any of its subsidiaries is a lessee, except for breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole

     Section 3.14  Employee Benefit Plans.  The Company has disclosed in
                   ----------------------
Section 3.14 of the Company Disclosure Schedule a list of all material employee welfare benefit plans (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employee pension benefit plans (as defined in Section 3(2) of ERISA) and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, the Company or any of its subsidiaries (together, the "EMPLOYEE PLANS"). The Company has made available to Parent true and complete copies of all Employee Plans, as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letters obtained with respect to any Employee Plan qualified under Section 401(a) or 501(a) of the Code. Also with respect to each Employee Plan, true and complete copies of the (i) three most recent annual actuarial valuation report, if any,
(ii) three last filed Form 5500 together with Schedule A or B thereto or both,
(iii) summary plan description (as defined in ERISA), if any, and all modifications thereto communicated to employees, and (iv) three most recent annual and periodic accounting of related plan assets, if any, have been, or will be, made available to Purchaser and are, or will be, correct in all material respects. All of the foregoing are legal, valid, binding, in full force and effect and there are no defaults thereunder, and no rights of the Company or any of the Company's subsidiaries will be impaired by the execution delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, employees or agents, nor, to the best knowledge of the Company and its subsidiaries, any "party in interest" or "disqualified person", as such terms are defined in
Section 3 of ERISA and Section 4975 of the Code has, with respect to any Employee Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its subsidiaries or any Employee Plan. All Employee Plans are in compliance in all material respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Employee Plans, including, but not limited to, ERISA and the Code and, to the best knowledge of the Company, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits) which have been asserted or instituted against the Company, any of its subsidiaries, any Employee Plan or the assets of any trust for any Employee Plan. Each Employee Plan which is a group health plan (within the meaning of Section 5000(b)(i) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of
Section 162(k) of the Code as in effect for years beginning prior to 1989,
Section 4980B of the Code for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA. Each Employee Plan intended to qualify under
Section 401(a) of the Code does so qualify, and the trusts created thereunder are exempt from tax under the provisions of Section 501(a) of the Code. Each Employee Plan that has been terminated by the Company or any of its subsidiaries which was intended to qualify under Section 401(a) of the Code has received a final determination of such qualification from the Internal Revenue Service.
All contributions or payments required to be made or accrued before the Effective Time under the terms of any Employee Plan will have been made or accrued by the Company or by its subsidiaries, as applicable, by the Effective Time. No Employee Plan subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation with respect to any Employee Plan. Neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any withdrawal liability with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA). There have been no changes in the operation or interpretation of any of the Employee

     Plans since the most recent annual report or actual report which would have any material effect on the cost of operating or maintaining such Employee Plans.

     Section 3.15  Labor Matters.
                   -------------

     (a) Section 3.15(a) to the Company Disclosure Schedule sets forth a list of all Employees of the Company and its subsidiaries and their respective position, salaries and other compensation owed, payable or to be paid to them.

     (b) Except as set forth in Section 3.15(b) to the Company Disclosure Schedule (i) neither the Company nor any of its subsidiaries is a party to any outstanding employment agreements or contracts with directors, officers, employees or consultants that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) neither the Company nor any of its subsidiaries is a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees.

     (c) Except as set forth in Section 3.15(c) to the Company Disclosure
Schedule: (i) the Company and all of its subsidiaries are in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has experienced any strike, material slowdown or material work stoppage or lockout since June 30, 1995; (iv) there is no representation claim or petition pending before the NLRB and no question concerning representation exists relating to the employees of the Company or any of its subsidiaries; (v) there are no charges with respect to or relating to the Company or any of its subsidiaries pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices;
(vi) neither the Company nor any of its subsidiaries has formal notice from any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company or any of its subsidiaries and no such investigation is in progress.

     Section 3.16  Proxy Statement.  The Proxy Statement will comply in all
                   ---------------
material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder except that no representation or warranty is being made by the Company with respect to any information supplied to the Company by Parent or Purchaser specifically for inclusion in the Proxy Statement. The Proxy Statement will not, at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or first sent to shareholders, at the time of the Company Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.17  Brokers.  No broker, finder or investment banker (other than
                   -------
Robertson, Stephens & Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to Purchaser true and complete information concerning the financial arrangements between the Company and Robertson, Stephens & Company pursuant to which such firm would be entitled to any payment as a result of the transactions contemplated hereunder.

     Section 3.18  Environmental Laws.
                   ------------------

          (a) The operations of the Company and its subsidiaries comply in all material respects with all applicable federal, state and local environmental laws, statutes and regulations.

          (b) The operations of the Company and its subsidiaries are not the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental law, statute or regulation.

          (c) The operations of the Company and its subsidiaries are not the subject of any federal or state investigation pursuant to which the Company or any subsidiary has been ordered to respond to a release of any hazardous or toxic waste or substance into the environment in violation of law.

          (d) Each of the Company and its subsidiaries has not filed any notice under federal or state law indicating past or present treatment, storage or disposal requiring a Part B permit or designation of "interim status" as defined under 40 C.F.R. Parts 260-270 or any state equivalent of a hazardous or toxic waste or substance as defined therein or reporting a spill or release of a hazardous or toxic waste or substance into the environment except in accordance with applicable law.

          (e) Each of the Company and its subsidiaries has not released, as defined in the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. (S)9601 et seq.), any hazardous substance as defined therein into
                       -- ---
the environment, except where such release could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

          (f) None of the operations of the Company or any subsidiary involve the generation, transportation, treatment or disposal as defined under 40 C.F.R. Parts 260-270 or any state equivalent of hazardous waste as defined therein requiring a Part B permit or designation of "interim status".

          (g) No underground storage tanks are on the premises of the Company or any subsidiary.

          (h) No lien in favor of any governmental authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such governmental authority in response to a release of a hazardous or toxic waste or substance into the environment has been filed or attached to the premises currently owned or leased by the Company or any subsidiary.

          (i) All material permits necessary for the continued conduct of the business of the Company and its subsidiaries for the transportation, transfer, recycling, storage, use, treatment, manufacture, investigation or removal of any hazardous or toxic waste or substance have been obtained by the Company or any subsidiary. All such permits are valid and in full force and effect. Each of the Company and the its subsidiaries has complied in all material respects with all covenants and conditions of any permits and no circumstances exist which could cause any permit to be revoked, modified or rendered non-renewable upon the payment of the permit fee or, to the best of the Company's knowledge, which could impose upon the Company, any of the Company's subsidiaries or the Surviving Corporation the obligation to obtain any additional permits for such activities, absent a change in operations.

          (j) Neither the Company nor any subsidiary has exposed any persons in a material manner to, nor received notice of any claim of injury due to exposure of any person to, hazardous or toxic wastes or substances manufactured, stored, used, distributed, disposed of, released or controlled by the Company or any subsidiary.

          (k) No hazardous or toxic wastes or substances are present on any property which has been owned, leased or occupied by the Company or any subsidiary, for the conduct of its business which could reasonably be expected to result in a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

          (l) No claim, complaint, or administrative proceeding has been brought and is currently pending against the Company or any subsidiary relating to any liability of the Company or any subsidiary existing or threatened with respect to the release of hazardous or toxic wastes or substances or as to the investigation or remediation of hazardous or toxic wastes or substances.

     As used herein "FEDERAL, STATE AND LOCAL ENVIRONMENTAL LAWS, STATUTES OR REGULATIONS" means any and all applicable laws, rules, regulations, orders, treaties, statutes and codes promulgated by any local, state, federal or international governmental authority or agency which has jurisdiction over the environment and any portion of the current operations of the Company and its subsidiaries, and which prohibits, regulates or controls any hazardous material or the transportation, storage, transfer, recycling, use, treatment, manufacture, investigation, removal, remediation, release, sale or distribution of hazardous materials including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S)9601 et
                                                                          --
seq.), the Hazardous Material Transportation Act (49 U.S.C. (S)1801 et seq.),
---                                                                 -- ---
the Resource Conservation and Recovery Act (42 U.S.C. (S)6901 et seq.), the
                                                              -- ---
Federal Water Pollution Control Act (33 U.S.C. (S)1251 et seq.), the Clean Air
                                                       -- ---
Act (42 U.S.C. (S)7401 et seq.), the Toxic Substances Control Act, as amended
                       -- ---
(15 U.S.C. (S)2601 et seq.), as these laws have been amended or supplemented to
                   -- ---
date and any analogous state or local statutes and the regulations promulgated to date pursuant thereto.

     As used herein, "HAZARDOUS OR TOXIC WASTE OR SUBSTANCE" means those substances which are regulated by or form the basis of liability under any federal, state and local environmental laws, statutes or regulations because they are radioactive, toxic or hazardous, including, without limitation: (a) asbestos, (b) oil and petroleum products, (c) explosives, (d) radioactive substances, pollutants or wastes, (e) urea formaldehyde-containing building materials, (f) polychlorinated biphenyls, (g) radon gas, and (h) ultra-hazardous or toxic substances, pollutants or wastes.

     Section 3.19  Disclosure.  The Company has provided or made available to
                   ----------
Parent copies of all documents and information requested by Parent pursuant to Parent's diligence request lists dated (or provided pursuant to cover letters dated) September 12, 13 and 20, 1996, to the extent the items on such lists are applicable to the Company or any of its subsidiaries. Except as described in
Section 3.19 of the Company Disclosure Schedule, the Company has made available to Parent true and correct copies of the Company's Certificate of Incorporation, bylaws and all minutes of meetings or actions by written consent of the Board of Directors (including without limitation all committees thereof) and shareholders of the Company and its subsidiaries, which minutes and actions by written consent reflect all actions taken by the Board of Directors (including without limitation all committees thereof ) and shareholders of the Company and its subsidiaries. To the extent Section 3.19 of the Company Disclosure Schedules lists minutes not made available to Parent, Section 3.19 of the Company Disclosure Schedule sets forth all actions taken at such meetings and all material matters discussed at such meetings.

     Section 3.20  Insurance.  Section 3.20 to the Company Disclosure Schedule
                   ---------
sets forth a true and complete list of all insurance policies in force at the date hereof, with respect to the assets, properties or operations of each of the Company and its subsidiaries, together with a summary description of the premiums currently paid thereon, the hazards insured against and the dollar amount of coverage (indicating deductibles, if any). True and complete copies of all such insurance policies will be made available to Purchaser by the Company. Such policies will not be terminated as a result of the Merger and will be effective as policies of the Surviving Corporation, subject to payment of applicable premiums. Such policies also are in full force and effect with reputable insurers in such amounts and insure against such losses and risks (including product liability) as are adequate to protect the properties and businesses of each of the Company and its subsidiaries. All such insurance is of like character and amount as is carried by like businesses similarly situated.

     Section 3.21  Rights Agreement.  The Company has provided Parent with a
                   ----------------
complete and correct copy of the Rights Agreement. The amendment to the Rights Agreement attached hereto as Section 3.21 of the Company Disclosure Schedule has been duly authorized by the Board of Directors of the Company and has been duly executed by the Company, and, accordingly, the execution of this Agreement, the announcement or making of the Offer, the acquisition of Shares pursuant to the Merger and the other transactions contemplated by this Agreement will not cause the Rights to become exercisable or result in either Parent or Purchaser or any of their affiliates to become an "Acquiring Person" (as defined in the Rights Agreement) or the occurrence of a "Distribution Date", a "Section 11(a)(ii) Event", or a "Section 13 Event" (as such terms are defined in the Rights Agreement).

     Section 3.22  State Takeover Statutes.  The Board of Directors of the
                   -----------------------
Company has approved the Merger and this Agreement (and the transactions contemplated hereby), and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby Section 912 of the NYBCL. No other "business combination," "fair price," "moratorium," "control share acquisition," or other anti-takeover statute or similar statute or regulations, applies or purports to apply to the Offer, the Merger, this Agreement or any of the transactions contemplated hereby.

     Section 3.23  Contracts and Commitments.
                   -------------------------

     (a) Except as disclosed in Section 3.23 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party or subject to:

          (i) any plan, contract or arrangement which requires aggregate payments by the Company or any of its subsidiaries in excess of $50,000, written or oral, providing for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

          (ii) any joint marketing, joint development or joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

          (iii) any existing OEM agreement, distribution agreement, volume purchase agreement, or other similar agreement in which the annual amount involved in 1995 exceeded or is expected to exceed in 1996 $50,000 in aggregate amount or pursuant to which the Company or any of its subsidiaries has granted or received most favored customer provisions or exclusive marketing rights related to any product, group of products or territory;

          (v) any lease for real or personal property in which the amount of payments which the Company or any of its subsidiaries is required to make on an annual basis exceeds $25,000;

          (vi) any agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization which may be, by its terms, terminated or breached by reason of the execution of this Agreement, the Merger, or the consummation of the transactions contemplated hereby or thereby;

          (vii) except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness in excess of $50,000 incurred in the acquisition of companies or other entities or indebtedness in excess of $50,000 for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

          (viii) any license agreement, either as licensor or licensee (excluding nonexclusive object code software licenses granted to end-users in the ordinary course of business that permit use of software products by a limited number of users without a right to modify, distribute or sublicense the same ("END-USER LICENSES"));

          (ix) any contract containing covenants purporting to limit the Company's freedom or that of any of its subsidiaries to compete in any line of business or in any geographic area or with any third party;

          (x) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000; or

          (xi) any other agreement, contract or commitment which is material to the Company and its subsidiaries taken as a whole.

     (b) Except as disclosed in Section 3.23 (b) of the Company Disclosure Schedule, each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in Section 3.23 of the Company Disclosure Schedule is valid and binding on the Company or its subsidiaries, as applicable and assuming due and valid authorization, execution and delivery by all counter parties, and is in full force and effect, and neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any other party thereto, has breached any material provision of, or is in material default under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment.

     (c) There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current business practice of the Company or its subsidiaries, any acquisition of material property by the Company or its subsidiaries or the conduct of business by the Company or its subsidiaries as currently conducted or as proposed to be conducted by the Company or its subsidiaries.

     (d) Each agreement or arrangement under which the Company or any of its subsidiaries will incur legal, accounting or financial advisor expenses as a result of the transactions contemplated by this Agreement, and the maximum liability of the Company or any such subsidiary under each such agreement or arrangement, is described in Section 3.23 of the Company Disclosure Schedule.

     Section 3.24  Support Agreements.
                   ------------------

     (a) As part of Section 3.24 of the Company Disclosure Schedule, the Company has provided to Parent a list, which is complete in all materials respects, of all customers that are parties to agreements or other arrangements pursuant to which the Company is obligated to provide support services with respect to the Company Products (such agreements, as supplemented below, are referred to collectively as the "LICENSE AGREEMENTS"). Except as set forth in Section 3.24 of the Company Disclosure Schedule, none of the License Agreements contains terms that, individually or in the aggregate with the other License Agreements, could reasonably be expected to cause a Material Adverse Effect. The versions of the Company Products currently supported by the Company or any of its subsidiaries are set forth in Section 3.24 of the Company Disclosure Schedule.

     (b) Except as set forth in Section 3.24(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has granted any third party the right to furnish support or maintenance services with respect to any Company Products to any other third party.

     (c) Except as set forth in Section 3.24(c) of the Company Disclosure Schedule, no agreement for support or maintenance of the Company Products by the Company obligates the Company or any of its subsidiaries, and no agreement would obligate Parent after the Closing Date, to provide any change in functionality or other alteration in the performance of the Company Products or to provide new products or technology. Except as set forth in Section 3.24(c) of the Company Disclosure Schedule, no agreement pursuant to which the Company or any of its subsidiaries has licensed the use of the Company Products to any third party obligates the Company or any of its subsidiaries to provide any change in functionality or other alteration in the performance of the Company Products or to provide new products or technology.

     (d) Except as set forth in Section 3.24 of the Company Disclosure Schedule, each of the Company and its subsidiaries has not provided any warranties, express or implied, with respect to the Company Products. Each of the Company and its subsidiaries is in compliance in all material respects with all warranties described in Section 3.24 of the Company Disclosure Schedule.

     Section 3.25  Interests of Officers and Directors.  To the best of the
                   -----------------------------------
Company's knowledge, no officer or director of the Company has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to the Company or any of its subsidiaries any goods, property, technology or intellectual or other property rights or services; (ii) any contract or agreement to which the Company or any of its subsidiaries is a party or by which it may be bound or affected; or (iii) any property, real or personal, tangible or intangible, used in or pertaining to its business or that of its subsidiaries, including any interest in the Company Intellectual Property Rights.

     Section 3.26  Restrictions on Business Activities.  Except as set forth in
                   -----------------------------------
Section 3.26 of the Company Disclosure Schedule, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries.

     Section 3.27  Questionable Payments.  Neither the Company nor any of its
                   ---------------------
subsidiaries nor to its knowledge any director, officer, agent or other employee of the Company or any of its subsidiaries has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of the Company or any of its subsidiaries; or (ii) made any political contributions which would not be lawful under the laws of the United States or the foreign country in which such payments were made. Neither the Company nor any of its

Subsidiaries nor to its knowledge any director, officer, agent or other employee of the Company or any of its subsidiaries has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of the Company or its subsidiaries or with respect to any political contribution.

     Section 3.28  Opinion of Financial Advisor. Robertson, Stephens & Company
                   ----------------------------
(the "FINANCIAL ADVISOR") has rendered to the Board of Directors of the Company a written opinion dated as of September 23, 1996, a copy of which has been provided to Purchaser, to the effect that the consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such
shareholders from a financial point of view.   Such opinion was delivered orally
to the Company's Board of Directors not later than the time that consummation of the transactions contemplated hereby was authorized, approved and adopted by the Company's Board of Directors, and was delivered in writing to the Company's Board of Directors prior to the execution of this Agreement.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     Parent and Purchaser represent and warrant to the Company as follows:

     Section 4.1  Organization.  Each of Parent and Purchaser is a corporation
                  ------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority and any necessary governmental approvals to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, except for such failure which, when taken together with all other such failures, could not reasonably be expected to have a Material Adverse Effect (as defined below) on Parent and Purchaser. When used in connection with Purchaser and Parent, the term "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, operations, properties (including tangible properties), condition (financial or otherwise), assets or liabilities of Parent and Purchaser taken as a whole.

     Section 4.2  Authorization; Validity of Agreement; Necessary Action.  Each
                  ------------------------------------------------------
of Parent and Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Purchaser of this Agreement, and the consummation of the Merger and of the transactions contemplated hereby, have been duly authorized by the Boards of Directors of Parent and Purchaser and by Parent as the sole shareholder of Purchaser and no other corporate or shareholder action on the part of Parent and Purchaser is necessary to authorize the execution and delivery by Parent and Purchaser of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Purchaser, as the case may be, and, assuming due and valid authorization, execution and delivery hereof by the Company, and is a valid and binding obligation of each of Parent and Purchaser, as the case may be, enforceable against each of them in accordance with its respective terms.

     Section 4.3  Consents and Approvals; No Violations.  Except for the filings
                  -------------------------------------
set forth on Section 4.3 of the Purchaser Disclosure Schedule delivered to the Company on or before the date hereof (the "PURCHASER DISCLOSURE SCHEDULE") and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act, foreign laws governing competition or antitrust matters, state securities or blue sky laws, and the NYBCL or the DGCL, neither the execution, delivery or performance of this Agreement by Parent or Purchaser nor the consummation by Parent or Purchaser of the transactions contemplated hereby nor compliance by Parent or Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the bylaws of Parent or Purchaser, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity on the part of Parent or Purchaser, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement to which Parent or Purchaser is a party, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Purchaser, any of its subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches, rights of termination, amendment, cancellation or acceleration or defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and Purchaser, taken as a whole, and which will not materially impair the ability of Parent or Purchaser to consummate the transactions contemplated hereby.

     Section 4.4  Financing Arrangements.  At the Effective Time, Parent will
                  ----------------------
have and will make available to Purchaser all funds necessary to satisfy all of Purchaser's and Parent's obligations under this Agreement and in connection with the transactions contemplated hereby, including without limitation, the obligations to purchase all outstanding Shares pursuant to the Merger.

     Section 4.5  No Prior Activities.  Except for obligations or liabilities
                  -------------------
incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including any financing), Purchaser has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity. Purchaser is a wholly owned subsidiary of Parent.

     Section 4.6  Brokers.  No broker, finder or investment banker is entitled
                  -------
to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Purchaser.

     Section 4.7  Offer Documents.  None of the information supplied in writing
                  ---------------
by Parent or Purchaser (the "PURCHASER INFORMATION") for inclusion in the Proxy Statement, or in any amendments thereof or supplements thereto, will on the date the Proxy Statement is first mailed to shareholders contain any statement which, at such time and in light of the circumstances under which it will be made, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading. Parent and Purchaser will timely file with the SEC a Schedule 13e-3 relating to the transactions contemplated hereby, and such Schedule 13e-3 will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent and Purchaser do not make any representation or warranty with respect to any information that is supplied by the Company or its accountants, counsel or other authorized representatives for use in the Proxy Statement or the Schedule 13e-3.

     Section 4.8.  Litigation.  There are no claims, actions, suits, proceedings
                   ----------
or investigations pending or, to the best knowledge of Parent or Purchaser, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, administrative, governmental or regulatory authority or body, domestic or foreign, which would prevent or delay the performance of this Agreement.

                                   ARTICLE V

                                   COVENANTS

     Section 5.1  Interim Operations of the Company.  The Company covenants and
                  ---------------------------------
agrees that, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 5.1 of the Company Disclosure Schedule or (iii) as agreed in writing by Purchaser, after the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time:

     (a) the business of the Company and its subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its subsidiaries shall use its reasonable commercial efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

     (b) the Company shall not, directly or indirectly, amend its or any of its subsidiaries' certificate of incorporation or bylaws or similar organizational documents;

     (c) the Company shall not, and it shall not permit its subsidiaries to:
(i)(A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Company's capital stock or that of its subsidiaries, or (B) redeem, purchase or otherwise acquire directly or indirectly any of the Company's capital stock (or options, warrants, calls, commitments or rights of any kind to acquire any shares of capital stock) or that of its subsidiaries; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its subsidiaries, other than Shares issued upon the exercise of Options outstanding on the date hereof in accordance with the Option Plans as in effect on the date hereof; or (iii) split, combine or reclassify the outstanding capital stock of the Company or of its subsidiaries;

     (d) the Company shall not, and it shall not permit its subsidiaries to, acquire or agree to acquire, or dispose of or agree to dispose of, any material assets, either by purchase, merger, consolidation, sale of shares in any of its subsidiaries or otherwise;

     (e) the Company shall not, and it shall not permit its subsidiaries to, transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of the Company Intellectual Property or any material assets, other than pursuant to grants of nonexclusive End-User Licenses in the ordinary course of business consistent with past practice;

     (f) neither the Company nor its subsidiaries shall: (i) grant any increase in the compensation payable or to become payable by the Company or any of its subsidiaries to any of its officers, directors or key employees, other than regularly scheduled pay increases of not more than 10% per annum; or (ii)(A) adopt any new, or (B) except as contemplated by Section 2.4, amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into or modify or amend any employment or severance agreement with or, except in accordance with the existing policies of the Company set forth in Section 5.1 of the Company Disclosure Schedule or as required by applicable law, grant any severance or termination pay to any officer, director or employee of the Company or any of its subsidiaries; or (iv) enter into any collective bargaining agreement;

     (g) neither the Company nor any of its subsidiaries shall materially modify, amend or, without Parent's prior written consent, which consent shall not be withheld unreasonably, terminate any of its material contracts or waive, release or assign any material rights or claims;

     (h) neither the Company nor any of its subsidiaries shall: (i) incur or assume any indebtedness in amounts not consistent with past practice; (ii) materially modify any indebtedness or other liability; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, other than immaterial amounts in the ordinary course of business consistent with past practice and other than for any subsidiary; (iv) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the Company or customary advances to employees in accordance with past practice); or (v) enter into any material commitment or transaction;

     (i) neither the Company nor any of its subsidiaries shall change any of the accounting methods, practices or policies used by it unless required by GAAP;

     (j) the Company shall not, and it shall not permit its subsidiaries to, make or agree to make any new capital expenditures in excess of $100,000 in the aggregate;

     (k) the Company shall not, and it shall not permit its subsidiaries to, make any material tax election (unless required by law) or settle or compromise any material income tax liability;

     (l) the Company shall not, and it shall not permit its subsidiaries to (i) waive the benefits of, or agree to modify in any material manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party, or (ii) pay, discharge or satisfy any actions, suits, proceedings or claims, other than the payment, discharge or satisfaction, in each case in complete satisfaction, and with a complete release, of such matter with respect to all parties to such matter, of actions, suits, proceedings or claims that do not result in or create, individually or in the aggregate, a Material Adverse Effect; provided, however, that if the Company determines to make any such payment, discharge or satisfaction, prior to committing to make any such payment, discharge or satisfaction the Company shall give Parent advance written notice of such determination specifying the amount to be paid and any other terms and conditions thereof, and if Parent, within 15 days of such notice, shall instruct the Company not to make or commit to make such payment, discharge or satisfaction, then the Company shall not make or commit to make such payment, discharge or satisfaction; provided, further, however, that, if Parent provides any such instructions, and the proposed resolution of such matter does not or would not by itself result in a Material Adverse Effect, and is in complete satisfaction, and includes a full release, of such matter, with respect to all parties to such matter, without any payment or other obligation of Parent or Purchaser, for purposes of Section 6.3(d), such matter shall not be considered a threatened, or instituted and continuing, action, suit or proceeding, and for purposes of Sections 6.3(a) and (e) any adverse effect against the Company in any such matter shall not be considered or aggregated in determining whether a Material Adverse Effect has occurred; provided, further, however, that, any such proposed payment, discharge or satisfaction shall be considered or aggregated in determining whether a Material Adverse Effect has occurred;

     (m) the Company shall not, and it shall not permit its subsidiaries to, commence a lawsuit other than (i) for the routine collection of bills or (ii) in such cases where the Company in good faith determines that the failure to commence suit would result in a material impairment of a valuable aspect of the Company's business, provided that the Company consults with Parent prior to filing such suit;

     (n) the Company shall not, and it shall not permit its subsidiaries to, make any payment or incur any liability or obligation for the purpose of obtaining any consent from any third party to the transactions contemplated hereby, other than any payment, obligation or liability that does not create, individually or in the aggregate, a Material Adverse Effect; and

     (o) neither the Company nor any of its subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Section 5.2  Access; Confidentiality.  The Company shall (and shall cause
                  -----------------------
each of its subsidiaries to) (a) afford to the officers, employees, accountants, counsel, and other representatives of Parent, reasonable access to and the right to inspect and observe, during normal business hours during the period prior to the Effective Time, all its personnel, accountants, representatives, properties, books, contracts, insurance policies, commitments and records, offices, plants and other facilities, (b) make available promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel (including, without limitation, insurance policies) as Parent may reasonably request. Parent will treat any such information in accordance with the provisions of a letter agreement dated September 13, 1996 between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"). No investigation conducted by Parent shall impact any representation or warranty given by the Company to Parent hereunder.

     Section 5.3  Additional Agreements.  Subject to the terms and conditions
                  ---------------------
herein provided, each of the parties hereto shall use all reasonable commercial efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. The Company also agrees to timely file all SEC Documents, including without limitation its Annual Report on Form 10-K for the fiscal year ended June 30, 1996, which Form 10-K shall include consolidated financial statements that (a) are prepared from, and accord with, the books and records of the Company and its subsidiaries, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated subsidiaries as of the respective dates and for the respective periods thereof, and (b) are consistent in all material respects with the draft consolidated financial statements (and related notes thereto) set forth in Section 5.3 of the Company Disclosure Schedule. The Company also will pay all premiums or other payments required to be made with respect to the insurance policies set forth in Section 3.20 of the Company Disclosure Schedule, and shall renew any such policy if any such policy will otherwise terminate prior to the Effective Time.

     Section 5.4  Consents and Approvals; HSR Act.
                  -------------------------------

     (a) Each of the Company, Parent and Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to eachother in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company, Parent and Purchaser will, and will cause its subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Purchaser, the Company or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings or any such transaction. Neither party shall participate in any meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate. Notwithstanding the foregoing, it is expressly understood and agreed that Parent, Purchaser and the Company shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond January 31, 1997.

     (b) Notwithstanding anything to the contrary in this Agreement, including without limitation Section 5.4(a), as a result of filings made with Governmental Entities pursuant to this Agreement, neither Parent nor any of its subsidiaries, nor the Company, shall be required to divest any of their respective businesses, product lines or assets, or agree to any other limitation with respect to its business.

     (c) In connection with any action, suit or proceeding of the types described in Section 6.3(d), Parent, Purchaser and the Company agree to consult with each other in formulating strategies, including without limitation the retention of counsel in situations involving multiple defendants, and in taking any other action material to the outcome of any such action, suit or proceeding.

     Section 5.5  No Solicitation.
                  ---------------

     (a) The Company and its officers, directors, employees, representatives and agents shall immediately and as of the date hereof cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined). The Company shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that, if at any time prior to the Effective Time, the Board of Directors of the Company determines in good faith, based on the written opinion of its legal counsel as to legal matters, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to an unsolicited Takeover Proposal, and subject to compliance with Section 5.5(c), (x) furnish information with respect to the Company to any person pursuant to a confidentiality agreement and (y) participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or executive officer of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.5(a) by the Company. For purposes of this Agreement, "TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company or any of its subsidiaries or of over 20% of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

     (b) Except as set forth in this Section 5.5, neither the Board of Directors of the Company nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger, (y) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (z) cause the Company to enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Effective Time the Board of Directors of the Company determines in good faith, based on the written opinion of its legal counsel as to legal matters, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Board of Directors of the Company may withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend a Superior Proposal (as defined below) or cause the Company to enter into an agreement with respect to a Superior Proposal, but in each case only at a time that is after the second business day following Parent's receipt of written notice (a "NOTICE OF SUPERIOR PROPOSAL") advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide Takeover Proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 5.5, the Company shall immediately advise Parent orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry and the identity of the person making such request, Takeover Proposal or inquiry.

     Section 5.6  Publicity.  Each party's initial press release with respect to
                  ---------
the execution of this Agreement has been previously approved by the other parties. Following such initial press releases, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions between the parties contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

     Section 5.7  Notification of Certain Matters.  The Company shall give
                  -------------------------------
prompt notice to Parent and Purchaser, and Parent and Purchaser shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. The Company also shall give prompt notice to Parent, and Parent or Purchaser shall give prompt notice to the Company, of:

          (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries or which relate to the consummation of the transactions contemplated by this Agreement; and

          (iv) any occurrence of any event having, or which could reasonably be expected to have, a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

     Section 5.8  Rights Agreement.  Except as otherwise provided in Section
                  ----------------
3.23, the Company shall not redeem the Rights or amend or terminate the Rights Agreement prior to the earlier to occur of the Effective Time or the termination of this Agreement, unless required to do so by a court of competent jurisdiction.

     Section 5.9  Fair Price Structure.  If any "business combination," "fair
                  --------------------
price," "control share acquisition" or "moratorium" statute or other similar statute or regulation or any state "blue sky" or securities law statute shall become applicable to the transactions contemplated hereby, the Company and the Board of Directors of the Company shall, to the extent consistent with applicable law and their fiduciary duties, grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby thereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such statute or regulations on the transactions contemplated hereby.

     Section 5.10  Indemnification.  Notwithstanding Section 8.7 hereof, Parent
                   ---------------
agrees that all rights to indemnification existing in favor of directors, officers or employees of the Company as provided in the Company's Certificate of Incorporation, By-Laws or the indemnification agreements listed in Section 5.10 of the Company Disclosure Schedule, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time. Effective upon the Effective Time, to the fullest extent permitted by law Parent hereby guarantees the Company's and the Surviving Corporation's performance of the Company's and the Surviving Corporation's obligations described in the prior sentence for a period of six years after the Effective Time. If Parent, the Surviving Corporation or any of either of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation assume the obligations set forth in this Section 5.10.

     Section 5.11  Benefit Plans and Other Employee Arrangements.  For a period
                   ---------------------------------------------
of at least one year after the Effective Time, Parent shall either (i) maintain or cause the Company (or its successors or assigns) to maintain the Company's Employee Plans at benefit levels not materially less favorable than those in effect on the date of this Agreement or (ii) provide or cause the Company (or its successors or assigns) to provide benefits to employees of the Company and its subsidiaries that are not materially less favorable to such employees than those provided under Parent benefit plans (as they may be amended from time to time) to similarly situated employees of Parent. With respect to any Parent benefit plan which is an "employee benefit plan" as defined in Section 3(3) of ERISA, solely for purposes of determining eligibility to participate, vesting, and entitlement to benefits but not for purposes of accrual of pension benefits, service with the Company or any Company subsidiary shall be treated as service with Parent, provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits (or is not otherwise recognized for such purposes or permitted under the Parent Benefit Plans). Nothing in this paragraph provides any employee with a right to continuing employment or with any right to participate in any Parent benefit plan under which participation by an employee is within the discretion of Parent, such as any Parent benefit plan which provides for the grant of options to purchase capital stock.

     Section 5.12  Warrant.  The Company agrees to use its best efforts to cause
                   -------
the warrant referenced in Section 3.2(a) of the Company Disclosure Schedule to be exercised or terminated prior to the Effective Time. Parent agrees to provide reasonable assistance to the Company in connection with the Company's obligations under this Section 5.12.

                                  ARTICLE VI

                                  CONDITIONS

     Section 6.1  Conditions to Each Party's Obligation to Effect the Merger.
                  ----------------------------------------------------------
The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or Purchaser, as the case may be, to the extent permitted by applicable law:

     (a) Shareholder Approval.  This Agreement shall have been approved and
         --------------------
adopted by the requisite vote of the shareholders of the Company, if required by applicable law or the Certificate of Incorporation of the Company, in order to consummate the Merger;

     (b) Statutes.  No statute, rule, order, decree or regulation shall have
         --------
been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger;

     (c) Injunctions.  There shall be no order or injunction of a court or other
         -----------
governmental authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger; and

     (d) HSR Act.  Any applicable waiting period under the HSR Act relating to
         -------
the Merger shall have expired or been terminated.

     Section 6.2  Additional Conditions to Obligations of the Company.  The
                  ---------------------------------------------------
obligation of the Company to effect the Merger is also subject to the fulfillment of the following conditions:

     (a) Representations and Warranties.  The representations and warranties of
         ------------------------------
Parent and Purchaser contained in this Agreement shall be true and correct on the date hereof and shall also be true and correct on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, unless the failure of such representations and warranties to be true and correct could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect on Parent; and

     (b) Agreements, Conditions and Covenants.  Parent and Purchaser shall have
         ------------------------------------
performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

     Section 6.3  Additional Conditions to Obligations of Parent and Purchaser.
                  ------------------------------------------------------------
The obligations of Parent and Purchaser to effect the Merger are also subject to the following conditions:

     (a) Representations and Warranties.  The representations and warranties of
         ------------------------------
the Company contained in this Agreement shall be true and correct on the date hereof and shall also be true and correct on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, unless the failure of such representations and warranties to be true and correct as of such dates could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect (as applied to such dates) on the Company and its subsidiaries, taken as a whole;

     (b) Agreements, Conditions and Covenants.  The Company shall have performed
         ------------------------------------
or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time;

     (c) Dissenting Shares.  The aggregate number of Shares held by Dissenting
         -----------------
Shareholders shall not be equal to or exceed ten percent of the outstanding Shares immediately prior to the Effective Time;

     (d) No Litigation.  After the date hereof there shall not be threatened, or
         -------------
instituted and continuing, any action, suit or proceeding against the Company, Parent, Purchaser or any Indemnified Person (as defined below), by any Governmental Entity or any other person or persons, (i) directly or indirectly relating to the Merger or any other transactions contemplated by this Agreement;
(ii) who is or was a shareholder or shareholders of the Company, whether on behalf of such shareholder or shareholders, or in a derivative action on behalf of the Company; or (iii) which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; "INDEMNIFIED PERSON" shall mean any director, officer, employee, consultant or other person that the Company is obligated to indemnify or hold harmless, whether under any law, rule, regulation, the Company's certificate of incorporation or bylaws, any agreement or otherwise;

     (e) No Adverse Change.  No event or events shall have occurred which have
         -----------------
caused or could reasonably be expected to cause a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; and

     (f) Opinion.  Parent shall have received an opinion dated as of the Closing
         -------
Date from Willkie Farr & Gallagher, counsel to the Company, substantially in the form attached hereto as Exhibit 6.3(f); provided, however, that if such counsel is unable to provide the opinion set forth in paragraph 6(ii) of such opinion then, in lieu of the delivery of such opinion in paragraph 6(ii), the written consent of the third parties to the agreements referred to in paragraph 6(ii) of such opinion to the assignment of such agreements to the Surviving Corporation and the continuation of such agreements after the Merger without modification, in such form as is reasonably acceptable to Parent, shall have been obtained.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     Section 7.1  Termination.  This Agreement may be terminated at any time
                  -----------
prior to the Effective Time, whether before or after approval of the terms of this Agreement by the shareholders of the Company:

     (a) by mutual written consent of the Boards of Directors of Parent and the Company;

     (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

     (c) by either Parent or the Company, if the Merger shall not have been consummated by January 31, 1997; provided, however, that such date shall be February 28, 1997 if the sole condition in Article VI that has not been met or waived is Section 6.3 (d); provided, further, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party whose failure (or the failure of the affiliates of which) to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

     (d) by Parent or Purchaser, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within 15 days after the giving of written notice to the Company and which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

     (e) by Parent or Purchaser, if the Company's Board of Directors shall have withdrawn, modified or amended in any respect its recommendation of the Merger Agreement or the Merger or shall have approved or recommended a Takeover Proposal, or shall have entered into an agreement with a third party with respect to any Takeover Proposal, or the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

     (f) by the Company, in connection with entering into an agreement for a Takeover Proposal in accordance with Section 5.5, provided it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Expenses and the Termination Fee; or

     (g) by the Company, if Purchaser or Parent shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which failure to perform is incapable of being cured or has not been cured within 15 days after the giving of written notice to Parent or Purchaser, as applicable.

          Section 7.2  Effect of Termination.  In the event of a termination of
                       ---------------------
this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Purchaser or the Company or their respective officers or directors, except with respect to Sections 1.8(e), 3.17, 4.6, 5.2, 8.1, this Section 7.2 and Article VIII; provided, however, that nothing herein (including without limitation the provisions of Section 8.1) shall relieve any party for liability for any breach hereof.

                                 ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.1  Fees and Expenses.
                  -----------------

     (a) Except as provided below in this Section 8.1, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     (b) The Company shall pay, or cause to be paid, in same day funds to Parent the sum of (x) the lesser of the amount of Parent's Expenses (as hereinafter defined) or $1,000,000, and (y) $3,000,000 (the "TERMINATION FEE") upon demand if (i) Parent or Purchaser terminates this Agreement under Section 7.1(e); (ii) the Company terminates this Agreement pursuant to Section 7.1(f); or (iii) prior to any termination of this Agreement (other than pursuant to Section 7.1 (a), (b) or (g) or by the Company pursuant to Section 7.1 (c)), the Company breaches the provisions of Section 5.5 of this Agreement or a Takeover Proposal shall have been made and within 12 months of such termination a transaction constituting a Takeover Proposal is consummated or the Company enters into an agreement with respect to, approves or recommends or takes any action to facilitate such Takeover Proposal. "EXPENSES" shall mean documented out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or Purchaser in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of counsel, commercial banks, investment banking firms, accountants, experts and consultants to Parent.

     Section 8.2  Amendment and Modification.  Subject to applicable law, this
                  --------------------------
Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.

     Section 8.3  Nonsurvival of Representations and Warranties.  None of the
                  ---------------------------------------------
representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time, except for remedies that may be available for fraud.

     Section 8.4  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed given upon receipt, and shall be given to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Parent or Purchaser, to:

     Oracle Corporation
     500 Oracle Parkway
     Redwood City, CA 94065
     Telephone No.: (415) 506-5100
     Telecopy No.:  (415) 506-7114
     Attention: Thomas Theodores,
     Vice President, Legal and Assistant Secretary


     with copies to:

     Venture Law Group
     A Professional Corporation
     2800 Sand Hill Road
     Menlo Park, CA 94025
     Attention:  Donald M. Keller, Jr., Esq.
     Telephone No.:  (415) 854-4488
     Telecopy No.:  (415) 854-1121

     (b)  if to the Company, to:

     Datalogix International, Inc.
     100 Summit Lake Drive
     Valhalla, NY 10595
     Attention:  Raymond Sozzi
     Telephone No.:  (914) 773-8615
     Telecopy No.:  (914) 747-4553

     with copies to:

     Willkie Farr & Gallagher
     One Citicorp Center
     153 53rd Street
     New York, NY 10022-4677
     Attention:  Christopher E. Manno, Esq.
     Telephone No.:  (212) 821-8288
     Telecopy No.:  (212) 821-8111


     Section 8.5  Interpretation.  When a reference is made in this Agreement to
                  --------------
Sections, such reference hall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. As used in this Agreement, a "subsidiary" of any entity shall mean all corporations or other entities in which such entity owns a majority of the issued and outstanding capital stock or equity or similar interests.

     Section 8.6  Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.7  Entire Agreement; No Third Party Beneficiaries; Rights of
                  ---------------------------------------------------------
Ownership.  This Agreement and the Confidentiality Agreement (including the
---------
documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) other than the provisions of Sections 5.10 and 5.11 hereof, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     Section 8.8  Severability.  If any term, provision, covenant or restriction
                  ------------
of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 8.9  Governing Law.  This Agreement and the legal relations between
                  -------------
the parties hereto will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof; provided, however, that the law governing the fiduciary duties of each party hereto and their respective boards of directors and the law governing any other matters of internal corporate governance of any of Parent, Purchaser or the Company shall be the law of their respective jurisdictions of incorporation.

     Section 8.10  Assignment.  Neither this Agreement nor any of the rights,
                   ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.



                              ORACLE CORPORATION

                              By: /s/ DAVID J. ROUX
                              Name: David J. Roux
                              Title: Executive Vice President

                              DELPHI ACQUISITION CORPORATION

                              By: /s/ DAVID J. ROUX
                              Name:  David J. Roux
                              Title: Executive Vice President

                              DATALOGIX INTERNATIONAL, INC.

                              By: /s/ RAYMOND V. SOZZI
                              Name: Raymond V. Sozzi
                              Title: President and Chief
                              Operating Officer